                                                                     Exhibit 3.1

- -------------------------------------------------------------------------------
                   STATE OF WASHINGTON      SECRETARY OF STATE
- -------------------------------------------------------------------------------


     I, RALPH MUNRO, Secretary of State of the State of Washington and custodian of its seal, hereby issue this



                          CERTIFICATE OF INCORPORATION

                                       to



                         IMMUNEX WASHINGTON CORPORATION
a Washington   Profit    corporation.  Articles of Incorporation were filed for
record in this office on the date indicated below:



U.B.I     601  539  097                                Date:     April 14 1994






                                   Given under my hand and the seal of the State of Washington, at Olympia, the State Capitol




                                        /s/Ralph Munro
                                   --------------------------------------------
                                           Ralph Munro, Secretary of State

                            ARTICLES OF INCORPORATION
                                       OF
                         IMMUNEX WASHINGTON CORPORATION


                                ARTICLE 1.  NAME

     The name of this corporation is Immunex Washington Corporation.

                               ARTICLE 2.  SHARES

2.1  AUTHORIZED CAPITAL

       The total number of shares which the corporation is authorized to issue is 105,000,000, consisting of 100,000,000 shares of Common Stock having a par value of $.01 per share and 5,000,000 shares of Preferred Stock having a par value of $.01 per share. The Common Stock is subject to the rights and preferences of the Preferred Stock as hereinafter set forth.

2.2  ISSUANCE OF PREFERRED STOCK IN SERIES

       The Preferred Stock may be issued from time to time in one or more series in any manner permitted by law and the provisions of these Articles of Incorporation of the corporation, as determined from time to time by the Board of Directors and stated in the resolution or resolutions providing for the issuance thereof, prior to the issuance of any shares thereof. The Board of Directors shall have the authority to fix and determine and to amend, subject to the provisions hereof, the designation, preferences, limitations and relative rights of the shares of any series that is wholly unissued or to be established. Unless otherwise specifically provided in the resolution establishing any series, the Board of Directors shall further have the authority, after the issuance of shares of a series whose number it has designated, to amend the resolution establishing such series to decrease the number of shares of that series, but not below the number of shares of such series then outstanding.

2.3  DIVIDENDS

       The holders of shares of the Preferred Stock shall be entitled to receive dividends, out of the funds of the corporation legally available therefor, at the rate and at the time or times, whether cumulative or noncumulative, as may be provided by the Board of Directors in designating a particular series of Preferred Stock. If such dividends on the Preferred Stock shall be cumulative, then if dividends shall not have been paid, the deficiency shall be fully paid or the dividends declared and set apart for payment at such rate, but without interest on cumulative dividends, before any dividends on the Common Stock shall be paid or declared and set apart for payment. The holders of the Preferred Stock shall not be entitled to receive any dividends thereon other than the dividends referred to in this section.

2.4  REDEMPTION

       The Preferred Stock may be redeemable at such price, in such amount, and at such time or times as may be provided by the Board of Directors in designating a particular series of

Preferred Stock. In any event, such Preferred Stock may be repurchased by the corporation to the extent legally permissible.

2.5  LIQUIDATION

       In the event of any liquidation, dissolution, or winding up of the affairs of the corporation, whether voluntary or involuntary, then, before any distribution shall be made to the holders of the Common Stock, the holders of the Preferred Stock at the time outstanding shall be entitled to be paid the preferential amount or amounts per share as may be provided by the Board of Directors in designating a particular series of Preferred Stock and dividends accrued thereon to the date of such payment. The holders of the Preferred Stock shall not be entitled to receive any distributive amounts upon the liquidation, dissolution, or winding up of the affairs of e corporation other than the distributive amounts referred to in this section, unless otherwise provided by the Board of Directors in designating a particular series of Preferred Stock.

2.6  CONVERSION

       Shares of Preferred Stock may be convertible into Common Stock of the corporation upon such terms and conditions, at such rate and subject to such adjustments as may be provided by the Board of Directors in designating a particular series of Preferred Stock.

2.7  VOTING RIGHTS

       Holders of Preferred Stock shall have such voting rights as may be provided by the Board of Directors in designating a particular series of Preferred Stock.

                     ARTICLE 3.  REGISTERED OFFICE AND AGENT

       The name of the initial registered agent of this corporation and the address of its initial registered office are as follows:

                              Scott G. Hallquist
                              51 University Street
                              Seattle, WA 98101

                          ARTICLE 4.  PREEMPTIVE RIGHTS

       No preemptive rights shall exist with respect to shares of stock or securities convertible into shares of stock of this corporation.

                          ARTICLE 5. CUMULATIVE VOTING

       The right to cumulate votes in the election of Directors shall not exist with respect to shares of stock of this corporation.

                              ARTICLE 6. DIRECTORS

6.1  NUMBER AND TERM OF DIRECTORS

       The number of Directors of this corporation shall be determined in the manner provided by the Bylaws and may be increased or decreased from time to time in the manner provided therein, PROVIDED, HOWEVER, that the number of directors shall not be reduced so as to shorten the term of any director at the time in office. Directors need not be shareholders. Unless a director dies, resigns, or is removed, he shall hold office until the later of the next annual meeting of shareholders or until his successor is elected and qualified, whichever is later.

6.2  REMOVAL OF DIRECTORS

       Subject to the terms of the Amended and Restated Governance Agreement, dated as of December 15, 1992, among Immunex Corporation, Lederle Oncology Corporation and American Cyanamid Company ("Cyanamid), as it may be amended or restated from time to time (the "Governance Agreement"), one or more members of the Board of Directors (including the entire Board) may be removed, with or without cause, by the written consent of the holders of record of a majority of the outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class (the "Voting Stock").

6.3  VACANCIES

       Any vacancy occurring on the Board of Directors may be filled, subject to the terms of the Governance Agreement, by the affirmative vote of a majority of the remaining directors, though less than a quorum. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office. Any directorship to be filled by reason of an increase in the number of directors may be filled by the Board, subject to the Governance Agreement, for a term of office continuing only until the next election of directors by the shareholders.

                               ARTICLE 7.  BYLAWS

       All of the powers of this corporation, insofar as the same may be lawfully vested by these Articles of Incorporation in the Board of Directors, are hereby conferred upon the Board of Directors of this corporation. In furtherance and not in limitation of that power, the Board of Directors, subject to the Governance Agreement, shall have the power to adopt, amend or repeal the Bylaws of this corporation, subject to the power of the shareholders to amend or repeal such Bylaws. The shareholders shall also have the power to amend or repeal the Bylaws of this corporation and to adopt new Bylaws. No action may be taken or effected by written consent of shareholders in lieu of a meeting.

                    ARTICLE 8.  SPECIAL SHAREHOLDER MEETINGS

       Special meetings of the shareholders of the Corporation for any purpose or purposes may be called at any time by the Board of Directors, the Chairman of the Board of Directors, or the President of the Corporation. Further, a special meeting of the shareholders shall be held if the holders of not less than 40% of all the votes entitled to be cast on any issue proposed to be considered at such special meeting have dated, signed and delivered to the Secretary one or more written demands for such meeting, describing the purpose or purposes for which it is to be held.

          ARTICLE 9.  MERGERS, SHARE EXCHANGES, AND OTHER TRANSACTIONS

Subject to the Governance Agreement, a merger, share exchange, sale of substantially all of the Corporation's assets, or dissolution must be approved by the affirmative vote of a majority of the Corporation's outstanding shares entitled to vote, or if separate voting by voting groups is required then by not less than a majority of all the votes entitled to be cast by that voting group.

               ARTICLE 10  AMENDMENTS TO ARTICLES OF INCORPORATION

Subject to the Governance Agreement and except as otherwise provided herein, this corporation reserves the right to amend or repeal by the affirmative vote of the holders of a majority of the outstanding Voting Stock, any of the provisions contained in these Articles of Incorporation in any manner now or hereafter permitted by law, and the rights of the shareholders of this corporation are granted subject to this reservation.

                  ARTICLE 11.  LIMITATION OF DIRECTOR LIABILITY

To the full extent that the Washington Business Corporation Act (the "Act"), as it exists on the date hereof or may hereafter be amended, permits the limitation or elimination of the liability of Directors, a Director of this corporation shall not be liable to this corporation or its shareholders for monetary damages for conduct as a Director. Any amendments to or repeal of this Article 11 shall not adversely affect any right or protection of a Director of this corporation for or with respect to any acts or omissions of such Director occurring prior to such amendment or repeal. Notwithstanding any other provisions of law, these Articles of Incorporation (except as hereinafter provided) or the Bylaws of this corporation, the affirmative vote of the holders of not less than 80% of the Voting Stock shall be required to alter, amend or repeal, or to adopt any provisions inconsistent with, this Article 11 or any provision hereof.

              ARTICLE 12  INDEMNIFICATION OF DIRECTORS AND OFFICERS

This corporation shall indemnify its Directors and Officers to the full extent not prohibited by applicable law now or hereafter in force against liability arising out of a proceeding to which such individual was made a party because the individual is or was a Director or an Officer. However, such indemnity shall not apply on account of:

     (a) acts or omissions of a Director of Officer finally adjudged to be intentional misconduct or a knowing violation of law;

     (b) conduct of a Director or Officer finally adjudged to be in violation of Section 23B.08.310 of the Act relating to distributions by this corporation; or

     (c) any transaction with respect to which it was finally adjudged that such Director or Officer personally received a benefit in money, property, or services to which the Director or Officer was not legally entitled.

Subject to the foregoing, it is specifically intended that proceedings covered by indemnification shall include proceedings brought by this corporation (including derivative actions), proceedings by government entities and governmental officials or other third party actions.

                  ARTICLE 13.  RESOLUTION OF CONFLICTING TERMS

       Notwithstanding any other provision of these Articles of Incorporation, any conflict between (a) any action taken by this corporation or the Board of Directors, or any provision of these Articles of Incorporation or the Bylaws of this corporation, as each may be amended and/or restated from time to time, on the one hand, and (b) the terms of the Governance Agreement on the other, shall be resolved in favor of the terms of the Governance Agreement unless otherwise agreed to in writing by Cyanamid. Any amendment or repeal of this Article 13 shall require the affirmative vote of the holders of more than 709-O of the common stock on a fully diluted basis.

               ARTICLE 14.  ELECTION TO NOT BE COVERED BY STATUTE

       This corporation elects not to be covered by the provisions of Section 23B. 17.020 of the Act.

                            ARTICLE 15.  INCORPORATOR

       The name and address of the incorporator are as follows:

                                   Stephen M. Graham
                                   1201 Third Avenue, 40th Floor
                                   Seattle, Washington 98101-3099


Dated: April 13 1994.


                                    /s/ Stephen M. Graham
                                   ----------------------------------------
                                        Stephen M. Graham, Incorporator

                   CONSENT TO APPOINTMENT AS REGISTERED AGENT

       SCOTT G. Hallquist hereby consents to serve as registered agent in the State of Washington for the following corporation: Immunex Washington Corporation. Scott G. Hallquist understands that as agent for the corporation, it will be his responsibility to accept service of process in the name of the corporation, to forward all mail and license renewals to the appropriate officer(s) of the corporation, and to notify the office of the Secretary of State immediately of his resignation or of any changes in the address of the registered office of the corporation for which he is agent.




                                   /s/Scott G. Hallquist
                                -------------------------------------
                                       Scott G. Hallquist


                                 Scott G. Hallquist
                                 51 University Street
                                 Seattle, Washington 98101

                                 (Name and Address of Registered Agent)